EXHIBIT 23.1                                                      CONSENT OF STOECKLEIN LAW GROUP

Stoecklein Law Group, a Professional Corporation
Practice Limited to Federal Securities

Emerald Plaza
402 West Broadway
Suite 690
San Diego, California 92101
Telephone: (619) 704-1310
Facsimile: (619) 704-1325
email: djs@slgseclaw.com
web: www.slgseclaw.com

October 15, 2008

Board of Directors
US Farms, Inc.
1635 Rosecrans Street, Suite C
San Diego, CA 92106

Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,

/s/ Donald J. Stoecklein
Donald J. Stoecklein
For the firm
Stoecklein Law Group